As filed with the Securities and Exchange Commission on February 6, 1998

                                                      Registration No. 333-_____

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--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933

                                  -----------------

                             FINGERHUT COMPANIES, INC.
               (Exact name of registrant as specified in its charter)

   Minnesota                                        41-1396490
   (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                Identification No.)

   4400 Baker Road
   Minnetonka, Minnesota                            55343
   (Address of Principal Executive Offices)         (Zip Code)


            Fingerhut Corporation Profit Sharing and 401(k) Savings Plan
              Fingerhut Corporation Fixed Contribution Retirement Plan
                             Fingerhut Retirement Plan
                 Figi's Inc. Profit Sharing and 401(k) Savings Plan
                        TDI Bargaining Unit Retirement Plan
                             (Full title of the plans)

                                                    Copy to:
   Michael P. Sherman, Esq.                         Timothy S. Hearn Esq.
   Fingerhut Companies, Inc.                        Dorsey & Whitney LLP
   4400 Baker Road                                  Pillsbury Center South
   Minnetonka, Minnesota 55343                      220 South Sixth Street
   (Name and address of agent for service)          Minneapolis, Minnesota 55402


                                    (612) 932-3585
            (Telephone number, including area code, of agent for service)

                                  -----------------

                           CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum    Proposed maximum       Amount of
Title of securities to be                     Amount to be   offering price per   aggregate offering   registration
   registered                                  registered         share(1)               price              fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value, to  be
issued pursuant to the Plans (2)              500,000 shares     $22.00             $11,000,000.00       $3,245.00

Interests in the Plans described herein (3)  (3)                 (3)                 (3)                   (3)

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices for shares of the registrant's Common Stock as reported on the New York Stock Exchange composite tape on February 3, 1998.

(2) This registration statement registers the number of shares of Common Stock indicated for each of the following plans: Fingerhut Corporation Profit Sharing and 401(k) Savings Plan (380,000 shares); Fingerhut Corporation Fixed Contribution Retirement Plan (40,000 shares); Fingerhut Retirement Plan (20,000 shares); Figi's Inc. Profit Sharing and 401(k) Savings Plan (40,000 shares); and TDI Bargaining Unit Retirement Plan (20,000 shares).

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that have been filed by Fingerhut Companies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1996;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1997, June 27, 1997, and September 26, 1997; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-8668) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and declared effective on April 25, 1990 and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

     All documents filed by the Company or by the Fingerhut Corporation Profit Sharing and 401(k) Savings Plan, the Fingerhut Corporation Fixed Contribution Retirement Plan, the Fingerhut Retirement Plan, the Figi's Inc. Profit Sharing and 401(k) Savings Plan and the TDI Bargaining Unit Retirement Plan (the "Plans") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION  OF SECURITIES

     The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 521 of the Minnesota Business Corporation Act (the "MBCA") generally provides that unless its articles or bylaws provide otherwise, a corporation shall indemnify officers and directors made or threatened to be made a party to a proceeding by reason of any such person's present or former official capacity as a director or officer against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another party for the same amounts in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and the procedures for director conflicts of interest, if applicable, have been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation.

     The MBCA provides that unless a corporation's articles of incorporation or bylaws provide otherwise, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorney's fees and disbursements, incurred by the person in advance of the final disposition of the proceeding (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification.

     The MBCA also permits a corporation to purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity whether or not the corporation would have been required to indemnify the person against the liability.

     The Bylaws of the Company provide for indemnification of its officers and directors to the fullest extent permitted under the MBCA.

     The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                       Description
------                       -----------

 23.1     Consent of KPMG Peat Marwick LLP, Independent Public Accountants.

 24.1     Powers of Attorney.

     The Company will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

ITEM  9.  UNDERTAKINGS

A.   POST-EFFECTIVE AMENDMENTS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   CLAIMS FOR INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 6, 1998.

                                   FINGERHUT COMPANIES, INC.

                                               By  /s/ Theodore Deikel
                                                  ----------------------------
                                                  Theodore Deikel
                                                  Chairman of the Board, Chief
                                                  Executive Officer and
                                                  President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By   /s/ Theodore Deikel                          Dated:  February 6, 1998
  ----------------------------------------
     Theodore Deikel
     Chairman of the Board, Chief Executive
     Officer and President
     (Principal Executive Officer)

By   /s/ Gerald T. Knight                         Dated:  February 6, 1998
  ----------------------------------------
     Gerald T. Knight
     Senior Vice President and Chief
     Financial Officer
     (Principal Financial Officer)

By   /s/ Thomas C. Vogt                           Dated:  February 6, 1998
  ----------------------------------------
     Thomas C. Vogt
     Corporate Controller
     (Principal Accounting Officer)

By                   *
  ----------------------------------------
     Wendell S. Anderson
     Director

By
  ----------------------------------------
     Edwin C. Gage
     Director

By                   *
  ----------------------------------------
     Stanley S. Hubbard
     Director

By                   *
  ----------------------------------------
     Kenneth A. Macke
     Director

By
  ----------------------------------------
     Dudley C. Mecum
     Director

By                   *
  ----------------------------------------
     John M. Morrison
     Director

By                   *
  ----------------------------------------
     Christina L. Shea
     Director

* By  /s/ Michael P. Sherman
    ----------------------------------------
     Michael P. Sherman                     Dated:  February 6, 1998
     Attorney-in-Fact

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 6, 1998.

                                        FINGERHUT CORPORATION
                                        PROFIT SHARING AND 401(K)
                                        SAVINGS PLAN

                                        By:  Fingerhut Companies, Inc.

                                        By  /s/  Michael P. Sherman
                                          -------------------------------------
                                             Its: Senior Vice President,
                                                  Business Development
                                                  -----------------------------


                                        FINGERHUT CORPORATION
                                        FIXED CONTRIBUTION RETIREMENT PLAN

                                        By:  Fingerhut Companies, Inc.

                                        By  /s/  Michael P. Sherman
                                          -------------------------------------
                                             Its: Senior Vice President,
                                                  Business Development
                                                  -----------------------------


                                        FINGERHUT RETIREMENT PLAN

                                        By:  Fingerhut Companies, Inc.

                                        By  /s/  Michael P. Sherman
                                          -------------------------------------
                                             Its: Senior Vice President,
                                                  Business Development
                                                  -----------------------------


                                        FIGI'S INC. PROFIT SHARING
                                        AND 401(K) SAVINGS  PLAN

                                        By:  Fingerhut Companies, Inc.

                                        By  /s/ Michael P. Sherman
                                          -------------------------------------
                                             Its: Senior Vice President,
                                                  Business Development
                                                 -----------------------------


                                        TDI BARGAINING UNIT
                                        RETIREMENT PLAN

                                        By:  Fingerhut Companies, Inc.

                                        By  /s/  Michael P. Sherman
                                          -------------------------------------
                                             Its:  Senior Vice President,
                                                   Business Development
                                                  -----------------------------

                                    EXHIBIT INDEX


Exhibit Number            Description
--------------            -----------

  23.1         Consent of KPMG Peat Marwick LLP, Independent Public Accountants.

  24.1         Powers of Attorney.